UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

CAPTERRA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Blake Street, Suite 310, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to CAPTERRA FINANCIAL GROUP, INC. and our subsidiaries.

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

On April 9, 2009, our Board of Directors concluded that our financial statements for the fiscal year ended December 31, 2007 should no longer be relied upon because of an error in such financial statements. Our audit committee discussed this matter with our independent accountants in conjunction with our Board decision. This error also affects our financial statements as of the interim periods for March 31, 2008, June 30, 2008, and September 30, 2008. These financial statements can no longer be relied upon. Notwithstanding the restatement, we feel confident that our controls and procedures are adequate as of all relevant reporting periods.

Specifically, we are restating our December 31, 2007 financial statements to correct an error in accounting for an allowance of our deferred tax asset. As of December 31, 2007 we did not recognize any allowance against its deferred tax asset. Originally, we determined that the weighted evidence presented did not support a conclusion to record an allowance against our deferred tax asset. After reviewing the evidence that was available for the period in question, we concluded that we had under- weighted certain factors such as our four year cumulative loss position, our anticipated losses in the upcoming years and our going-concern issues and we had over-weighted the fact that realization of our deferred tax asset is dependant on not yet demonstrated turn around in operating profitability. Given these factors we concluded that it was appropriate to record a full deferred tax allowance as of December 31, 2007.

In addition, for the quarter ended June 30, 2008, we recognized a conversion expense related to the conversion of convertible preferred equity and subordinated debt into restricted common shares. This expense arose from the valuation of the common stock issued in the conversion as compared to the value of the preferred stock and debt that was cancelled in the conversion. Our original calculation was derived based upon applying a discount to market price of the common stock to account for the large block of restricted stock issued and low volume with which our stock traded. When reviewing this methodology during our year end, we were unable to substantiate our methodology with specific guidance issued under GAAP. We therefore are restating our financial statements to correct the conversion expense as of the interim periods for June 30, 2008, and September 30, 2008 based upon the recalculated conversion expense using the price of the last trade prior to the conversion for the value of the stock.

We filed our restated financial statements for the period ended December 31, 2007 on April 15, 2009 and we plan to file the restated interim financial statements for the periods ended March 31, 2008, June 30 2008 and September 30, 2008 on April 16, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2009	Capterra Financial Group, Inc.

	By:	/s/ James W. Creamer, III
James W. Creamer, III Chief Executive Officer